- - -------------------------------------------------------------------------------

 PROXY                  CATALINA MARKETING CORPORATION
                ANNUAL MEETING OF STOCKHOLDERS--JULY 23, 1996

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned, having received the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith hereby appoints George W. Off and Barry A. Brooks as Proxies, each with the power to appoint his/her substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of Catalina Marketing Corporation (the "Company") held of record by the undersigned on June 3, 1996, at the Annual Meeting of Stockholders to be held at the Hyatt Regency Westshore, 6200 Courtney Campbell Causeway, Tampa, Florida 33607 on Tuesday, July 23, 1996 and at any adjournment or postponement thereof.

 1. ELECTION OF CLASS II  [_] FOR ALL nominees listed     [_] WITHHOLD AUTHORITY
    DIRECTORS                 below (except as indicated      to vote for all
                              to the contrary below)          nominees listed
                                                              below

   Frederick W. Beinecke, Tommy D. Greer, Helene Monat and Thomas W. Smith

 INSTRUCTION: To withhold authority to vote for an individual nominee, write the nominee's name in the space provided:

- - -------------------------------------------------------------------------------

- - -------------------------------------------------------------------------------

 2. PROPOSAL TO AMEND the Company's 1992 Director Stock Grant Plan.
                     [_] FOR    [_] AGAINST    [_] ABSTAIN
 3. PROPOSAL TO AMEND the Company's Deferred Compensation Plan.
                     [_] FOR    [_] AGAINST    [_] ABSTAIN
 4. PROPOSAL TO AMEND the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock to 50,000,000 from 30,000,000.
                     [_] FOR    [_] AGAINST    [_] ABSTAIN
 5. PROPOSAL TO RATIFY and approve the selection of Arthur Andersen LLP as the Company's independent public accountants.
                     [_] FOR    [_] AGAINST    [_] ABSTAIN
 6. At their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
 THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED ABOVE, AND FOR EACH OTHER PROPOSAL LISTED ABOVE.
   All other proxies heretofore given by the undersigned to vote shares of stock of Catalina Marketing Corporation, which the undersigned would be entitled to vote if personally present at the Annual Meeting or any adjournment or postponement thereof, is hereby expressly revoked.

                                          Dated: _____________________________

                                          ------------------------------------
                                                      (Print Name)

                                          ------------------------------------
                                                       (Signature)
                                          Please mark, sign, date and return
                                          the proxy card promptly using the
                                          enclosed envelope. Joint owners
                                          should each sign. Attorneys, execu-
                                          tors, administrators, trustees,
                                          guardians or corporation officers
                                          should give full title.
- - -------------------------------------------------------------------------------